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                                                                    EXHIBIT 10.6



                        ASSET PURCHASE AND SALE AGREEMENT



                                     BETWEEN



                           WYATT ENERGY, INCORPORATED



                                       AND



                         WILLIAMS ENERGY VENTURES, INC.



                                  JULY 31, 2000


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                        ASSET PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT, including any and all exhibits and schedules attached hereto and incorporated by reference herein ("Agreement") is made and entered into as of the 31st day of July, 2000, by and between Wyatt Energy, Incorporated, a Delaware corporation, Wyco New Haven, Inc., a Delaware corporation, and Wym Corp., a Delaware corporation (collectively, "Seller"), and Williams Energy Ventures, Inc. a Delaware corporation ("Buyer"), sometimes referred to herein collectively as "Parties" or individually as "Party".



                                   WITNESSETH

      WHEREAS, Seller is the owner of certain petroleum products facilities in and around New Haven and Hamden, Connecticut; and

      WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller such facilities, upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants, and promises contained herein, the Parties agree as follows:


                                   DEFINITIONS

      "Affiliates" means with respect to any individual or legal business entity, any Person whom directly or indirectly controls, is controlled by, or is under a common control with such individual or legal business entity. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person.

      "Assigned Contracts" has the meaning set forth in Section 5.9.

      "Assigned Permits" has the meaning set forth in Section 5.7.

      "Best of Seller's Knowledge" means the knowledge of Seller's current officers and directors who shall make reasonable efforts to discover and deliver the document, fact or information to Buyer.

      "Buyer Indemnitees" has the meaning set forth in Section 11.2.

      "Claim Notice" has the meaning set forth in Section 11.1.

      "Claims" has the meaning set forth in Section 11.2.

      "Closing" has the meaning set forth in Section 3.1.

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      "Closing Date" means the date as set forth and calculated in Section 3.1.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "Cure Period" has the meaning set forth in Section 4.3.2.

      "Disclosure Schedule" has the meaning set forth in Article 5.

      "Environmental Law or Environmental Laws" means all applicable common law, federal, state, or local law, including any plans, rules, regulations, orders or ordinances adopted, or other criteria and guidelines promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
Section 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq.; or other applicable federal, state, or local law, including any plans, rules, regulations, orders, or ordinances adopted pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances that are currently in effect and as may be amended or created in the future relating to the protection of human health and the environment.

      "Environmental Permit" has the meaning set forth in Section 5.13.

      "GAAP" means generally accepted accounting principles in the United States of America consistently applied for the time periods involved.

      "Governmental Authority" means the United States and any state, county, city or other political subdivision, agency, department, board, court or instrumentality that has jurisdiction over the asset, entity or matter in question.

      "Hazardous Materials" means any wastes, substances, or materials, whether solid, liquids or gases, that are deemed hazardous, toxic, pollutants or contaminants, including, but not limited to, substances defined as "hazardous wastes", "hazardous materials," "restricted hazardous materials," "extremely hazardous substances" or "toxic substances" in any of the Environmental Laws. "Hazardous Materials" also includes, but is not limited to, (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of regulated polychlorinated biphenyls; and (b) any other chemical, material or substance, or combination thereof, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) or any successor law, and regulations and rules issued pursuant to the Act or any successor law.

      "Indemnified Party" has the meaning set forth in Section 11.7.

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      "Indemnifying Party" has the meaning set forth in Section 11.7.

      "Land" has the meaning set forth in Section 1.1 (a).

      "Legal Requirement" means any federal, state, local, municipal or other administrative order, constitution, law, ordinance, ruling, regulation or statute (as to representations and warranties set forth in this Agreement, such orders, constitutions, laws, ordinances, rulings, regulations or statutes in effect as of the date such representation or warranty is made).

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental agency or authority, or any other entity.

      "'Personal Property" has the meaning set forth in Section 1.1(b).

      "Product" or "Products" means all refined petroleum products, including additives injected into those refined petroleum products, and asphalt.

      "Purchase Price" has the meaning set forth in Section 2.2.

      "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing of Hazardous Materials from any source into or upon the environment (including the air, soil, surface water and groundwater at, on, above or under the Subject Property).

      "Seller Indemnitees" has the meaning set forth in Section 11.3.

      "Subject Property" refers to the assets to be sold and purchased under this Agreement and has the meaning set forth in Section 1.1.

      "Survival Period" has the meaning set forth in Section 11.1.

      "Title Company" has the meaning given to it in Section 3.4.1(l).

      "Title Commitment" has the meaning set forth in Section 4.3.2.

      "Title Defect" has the meaning set forth in Section 4.3.2.


                                    ARTICLE I
                             DESCRIPTION OF PROPERTY

1.1 Description of Property. The facilities, properties, and other assets covered by this Agreement (hereinafter referred to as the "Subject Property") consist of the petroleum products facilities located in or near New Haven and Hamden, Connecticut and include, without limitation, the following:

      (a) the fee simple interest in the four (4) tracts of land ("Land") described on Exhibit A, attached hereto and incorporated herein, together with
(1) any and all appurtenant surface

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leases, easements, rights of way, permits and licenses granted, to the fee owner of the Land and which, benefit or pertain to the Land; and (2) any and all buildings, structures, fixtures and other real property improvements situated on the Land;

      (b) the personal property and equipment ("Personal Property") currently used on or in connection with the operation, repair and maintenance of the Subject Property, as described on Exhibit B hereto, and including, without limitation, (1) any and all piping, valves, fittings, meters, tanks, pumps, additive equipment and other engineering works and (2) appurtenant equipment, utilities, and facilities, including, but not limited to, the existing pipelines between the various tracts of the Land used for the delivery/ transfer of Products owned by Seller; and

      (c) the Assigned Contracts and Assigned Permits as described on Exhibit C.


                                    ARTICLE 2
                    PURCHASE AND SALE OF THE SUBJECT PROPERTY

2.1 Agreement to Sell and Purchase the Subject Property. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, effective as of 12:01 a.m. local time at the location of the Subject Property, on the Closing Date, the Subject Property.

2.2 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery of the Subject Property, Buyer shall pay to Seller in cash a total amount of $30,825,000 for the Subject Property ("Purchase Price"), subject to any adjustments, prorations and deductions as provided herein, to be delivered at the Closing by wire transfer of immediately available funds to such account as Seller shall designate to Buyer in writing not less than three (3) business days prior to the Closing Date. Notwithstanding the foregoing, the Parties agree that at Closing, the following specified portion of the Purchase Price, to-wit:
$500,000 shall be paid and delivered by Buyer into escrow pursuant to and subject to the terms of that certain "Title Defects Escrow Agreement" in the form attached hereto as Exhibit D.

                                    ARTICLE 3
                                     CLOSING

3.1 Closing. The closing of the sale and purchase contemplated by this Agreement, as evidenced by the act of Buyer and Seller delivering to the other the instruments specified in Section 3.2 ("Closing"), shall take place at the offices of Seller on August 31, 2000 or within five (5) business days of the satisfaction or waiver of the last condition to Closing contained in Article 8 or Article 9, whichever is later ("Closing Date"), or such other date or place as Buyer and Seller may mutually agree to in writing.

3.2 HSR Act. The Buyer and the Seller shall, in cooperation with each other, each file or cause to be filed with the DOJ and the FTC any reports or notifications that may be required to

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be filed by them under the HSR Act in connection with the transactions contemplated by this Agreement. The Buyer and Seller shall each promptly comply with all requests for further documents and information made by the DOJ or the FTC, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications filed by the other. All fees due from a Party to the FTC or the DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by the Party making such filing.

3.3 Schedules. The Parties recognize that the Exhibits and Schedules attached to this Agreement will not be finalized at the time that this Agreement is executed and that the completion of mutually-acceptable final Exhibits and Schedules prior to Closing shall be conditions of each Party to close. The Parties agree that any representations or warranties herein that relate to the accuracy or completeness of any Exhibit or Schedule attached to this Agreement shall be deemed to be made with respect to and to apply only to such Exhibits and Schedules as the Parties agree are final. The Parties further agree to endeavor in good faith to finalize all such Exhibits and Schedules prior to Closing.

3.4 Deliveries at Closing.

      3.4.1 Seller's Deliveries. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following in form and substance satisfactory to
Buyer:

            (a) Seller-executed Warranty Deed(s) conveying the Land to Buyer, in the form set forth in Exhibit E;

            (b) A Seller-executed Bill of Sale transferring the Personal Property to Buyer, in the form set forth in Exhibit F;

            (c) A Seller-executed Assignment and Assumption Agreement assigning the Assigned Contracts and Assigned Permits to Buyer, in the form set forth in Exhibit G;

            (d) A Seller-executed Transition Services Agreement inform set forth in Exhibit H;

            (e) such documents as required, including mortgage releases, and UCC-3 filings as appropriate, to evidence the release of any and all claims and security interests upon the Seller's interest in the Subject Property;

            (f) all written or electronically-stored files, maps, records, financial statements and information documents, returns, assessments, renditions, reports and other instruments in the possession or control of Seller related to the Subject Property, including, without limitation, those related to construction, acquisition, maintenance, operation or regulatory compliance of the Subject Property;

            (g) copy of duly-adopted resolutions of the Board of Directors of Seller approving the execution, delivery and performance of this Agreement certified by an officer as being true and correct and not modified, withdrawn or amended as of the time of Closing;

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            (h) officer's certificate that Seller's representations and warranties are true and correct as of the time of Closing;

            (i) a foreign ownership affidavit pursuant to Section 1445 of the Internal Revenue Code in the form set forth in Exhibit I;

            (j) document(s) evidencing that any and all persons or entities with preferential purchase rights, options or other rights to purchase or acquire any interest in the Subject Property, in whole or in part, as set forth in the Disclosure Schedule, have been given notice of their right to exercise the same, together with evidence of a waiver of such rights or a certificate from Seller that such rights have not been exercised.

            (k) schedule and certificates of insurance of property and liability insurance and schedule of surety bonds in effect regarding the right, title and interest of the Seller in the Subject Property for the period immediately prior to the Closing, including types of coverage, deductibles, limits, policy numbers, period of coverage and names of insurance companies;

            (l) affidavit, in a form acceptable to the title company selected by Buyer to provide title insurance on the Subject Property for Buyer (the "Title Company"), providing that all bills have been paid that may create workmans' or materialmans' liens on the Subject Property and any other document from Seller reasonably required by the Title Company for the issuance to Buyer of a policy of title insurance covering the Land; and

      3.4.2 Buyer's Deliveries. At the Closing, Buyer shall deliver to Seller the following in form and substance satisfactory to Seller:

            (a) The Purchase Price, subject to any adjustments, prorations, additions or deductions as set forth in this Agreement;

            (b) Assignment and Assumption Agreement, in the form of Exhibit F, executed by Buyer, whereby Buyer or its designee assumes all of Seller's rights and obligations under the Assigned Contracts and Assigned Permits from and after Closing;

            (c) a Buyer-executed Transition Services Agreement in the form set forth in Exhibit H;

            (d) officer's certificate that Buyer's representations and warranties are true and correct as of the Closing Date; and

            (e) a copy of duly-adopted resolutions of the Board of Directors of Buyer approving the execution, delivery and performance of this Agreement certified by an officer as being true and correct and not modified, withdrawn or amended as of the time of Closing.

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3.5 Prorations and Adjustments.

      3.5.1 Except as otherwise provided in this Section 3.3 or in Section 7.3, all taxes (other than taxes based on income), assessments, utilities, rents and other expenses and revenues arising out of or relating to the Subject Property shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Buyer and Seller hereby agree to fully cooperate, following the Closing, in the distribution of any such expense(s) and/or revenue(s) the amount of which is unknown as of the Closing Date. Seller will deliver to Buyer, within 90 days of the Closing Date, a report showing the distribution of any such expenses and/or revenues as of the Closing Date. Within 10 days of the date of delivery of the report, Buyer will notify Seller of any disagreement with said report with details of the disagreement. Failure to notify Seller within said 10 days will constitute Buyer's agreement with the report. If the Parties cannot resolve the disagreement within an additional 10 days, either party may submit Seller's report and Buyer's notification, together with any material deemed relevant by the Parties, to Arthur Andersen LLP's New York, New York office, with a request to resolve the disagreement as soon as practicable. The Parties will cooperate with Arthur Andersen in the resolution of the disagreement and each party shall pay for 50% of Arthur Andersen's fees and expenses. All amounts of funds which are either undisputed or for which any dispute has been resolved shall be paid to the Party entitled thereto within five (5) days of the earliest date that such funds are determined to be undisputed or that any dispute respecting such funds is resolved. The decision of Arthur Andersen will be final and non-appealable to any court or other judicial or non-judicial body. Arthur Andersen's determination shall be in writing and the Party which is determined to owe funds to the other Party shall pay all such funds within 10 days of such determination.

      3.5.2 That portion of real estate, personal property, and other ad valorem taxes assessed for all years prior to 2000 against the Subject Property shall be the responsibility of Seller. That portion of real estate, personal property, and other ad valorem taxes assessed for the year 2000 against the Subject Property which is payable by Seller shall be prorated between the Parties to the Closing Date, with Seller being responsible for the prorated portion of such taxes up to the Closing Date, and Buyer being responsible for its prorated portion of such taxes on the Closing Date and thereafter. In the event such taxes are payable in arrears, Seller will pay Buyer, at Closing, Seller's estimated proportionate share of 2000 real estate, personal property, and ad valorem taxes, such estimate being based on the latest assessment and Buyer shall be responsible for payment of all such taxes for the 2000 tax year and upon payment thereof, necessary corrections to the estimated 2000 amount paid at Closing by Seller will be paid promptly by the appropriate Party to the other Party. In the event that such taxes are payable in advance, Buyer will reimburse to Seller, at Closing, the amount of such prepaid taxes which is attributable to the period on and after the Closing Date.

      3.5.3 Buyer shall pay at Closing: (a) all recording fees; (b) fifty percent (50%) of all survey fees; (c) one hundred percent (100%) of any and all costs related to any required environmental assessment(s); (d) fifty percent (50%) of all fees charged by the Title Company related to preparing the title commitment on the Land and all premiums charged by the Title Company for title insurance policies and any endorsements thereto desired by Buyer related to the Land; and (e) fifty percent (50%) of escrow agent fees, if any.

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      3.5.4 Seller shall pay at Closing: (a) all sales, use, excise or personal property transfer taxes related to the Subject Property; (b) fifty percent (50%) of all survey fees; (c) fifty percent (50%) of all fees charged by the Title Company related to preparing the Title Commitment on the Land and all premiums charged by the Title Company for title insurance policies and any endorsements thereto desired by Buyer related to the Land; (d) fifty percent (50%) of escrow agent fees, if any.

                                    ARTICLE 4
                        INSPECTIONS AND APPROVAL OF TITLE

4.1 Access to Information. Buyer's and its Affiliates' respective officers, employees, representatives, and agents shall have access to all of the records of Seller pertaining to the ownership, use and/or operation of the Subject Property in Seller's possession or capable of being obtained by Seller by request, including, without limitation, records, books, contracts, accounting records and information, financial records and information, commitments, reports, permits, applications, monitoring reports, environmental assessments/ audits, studies, correspondence and any other relevant data at all reasonable times from the date hereof to the Closing in order that Buyer may make such technical, legal, financial, accounting, environmental or other review or investigation as Buyer deems desirable; and the officers, employees, representatives, and agents of Seller shall permit such access or furnish Buyer with such data or information as may be reasonably requested by Buyer, including, but not limited to, access to such information maintained in electronic format. Buyer may inspect and, at its own expense, make copies of said data and information, as Buyer deems reasonably necessary. Seller shall also make reasonably available its officers, agents, employees and other representatives, during normal business hours, to discuss with Buyer and Buyer's representatives any and all information relating to the Subject Property and to the ownership, use and operation thereof.

4.2 Access to the Subject Property. At Buyer's sole cost, risk, and expense, Seller shall provide Buyer and its Affiliates' respective employees, representatives and agents with access to the Subject Property at all reasonable times from the date hereof to the Closing for the purpose of inspection, review, and testing of the Subject Property, including the physical condition of the Subject Property, environmental status (including, but not limited to, conducting an environmental assessment), availability of utilities, and any and all other test and inspections which Buyer deems pertinent, convenient or desirable in order to make its own evaluation of the Subject Property.

4.3   Real Property Title.

      4.3.1 Survey.

            (a) Within three (3) days following the date of this Agreement, Seller shall make available to Buyer legible copies of any and all surveys, plats and drawings, prepared prior to the date of this Agreement, in Seller's possession, of the outer boundaries of the Land, of any existing pipelines between any of the four tracts of Land, and of any utility easements, lines and facilities associated with the Subject Property.

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            (b) Buyer shall cause metes and bounds surveys to be made of the
Land by a registered surveyor. Each such survey shall be certified to Buyer, Seller and the Title Company. The metes and bounds description of these surveys shall then become the fee property legal descriptions for each tract of the Land Exhibit, superseding any earlier legal descriptions Exhibit.

      4.3.2 Title Defects. Promptly following the execution of this Agreement, Buyer shall order title commitments from the Title Company ("Title Commitment") with respect to the Land. Within ten (10) days following Buyer's receipt of the Title Commitments and within five (5) days of Buyer's receipt of any amendment to any such Title Commitment showing any new title matter, Buyer shall notify Seller in writing as to whether Buyer objects to any title matter which appears on such Title Commitments and which affects the marketability of title to the Land ("Title Defect"). Seller shall use its commercially reasonable efforts to remove or cure any Title Defect during either the thirty (30) day period after receipt of Buyer's notice or the twelfth day preceding the Closing Date, whichever date occurs first ("Cure Period") to remedy Title Defects. In the event that Seller fails to cure the Title Defects to Buyer's satisfaction within the Cure Period, Buyer shall have the option, exercisable within ten (10) days from the expiration of the Cure Period, to:

            (a) accept the status of the title subject to the Title Defects and proceed with the performance of its obligations as set forth in this Agreement, in which case the Warranty Deeds in the form of Exhibit D will be modified to incorporate the Title Defects as exceptions to Seller's warranties thereunder;

            (b) extend the Cure Period for a reasonable period mutually agreeable to the Parties up to, but not beyond, the first business day preceding the Closing Date to give Seller an additional opportunity to cure the Title Defects (at the end of which period, if Seller still has not cured the Title Defect to Buyer's satisfaction, Buyer shall have until Closing to elect option
(a), (c), (d) or (e) in Section 4.3.2; (c) attempt to negotiate with the Seller to modify this Agreement in a manner providing for the elimination of that portion of the Land which is affected by the Title Defect in exchange for a suitable reduction in the Purchase Price;

            (c) close and treat with such Title Defects under Section 11.2 of this Agreement as Seller's indemnity obligations; or

            (d) if the Title Defect (whether one or more) is material, in the reasonable opinion of Buyer, with respect to the Land, terminate this Agreement by giving written notice to Seller;

      4.3.3 Standards of Title. No matter shall be deemed to be a Title Defect if, under the Standards of Title promulgated by the Connecticut Bar Association in effect at the time of Closing, such matter does not render title unmarketable or if title is insurable by a title insurance company without an exception being taken for such matter.

                                    ARTICLE 5
                            REPRESENTATIONS OF SELLER

      Subject to the disclosures as provided by Seller on Schedule A, if any ("Disclosure Schedule"), and subject to the following: The execution, delivery and performance of this

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Agreement shall be subject to the reserved power of Seller's Board of Directors and shareholders to determine, prior to Closing, whether or not to approve and authorize this Agreement. Such approval, if given, shall, at the time of Closing, constitute the due and valid authorization of the execution, delivery and performance by Seller's Board of Directors and shareholders in accordance with Section 271 (concerning the sale of assets) of the General Corporation Law of the State of Delaware, Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

5.1 Organization, Qualification and Good Standing. Seller (a) is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) is duly qualified to transact business and is in good standing under the laws of each jurisdiction where the conduct of its business requires it to so qualify, and (c) has all the requisite company power and authority to own or hold under lease its property and assets, and to transact the business in which it is engaged.

5.2 Authority. This Agreement has been duly executed and delivered by Seller. Seller has the full corporate power and authority to enter into this Agreement, to make the representations, warranties, covenants and agreements, and to consummate the transactions herein contemplated.

5.3 Legally Binding. This Agreement and each of the documents described herein to be executed by Seller constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforceability of creditors' rights in general, and to moratorium laws from time to time in effect. The enforceability of Seller's obligations under this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4 No Violation or Breach Resulting from this Transaction. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby:

      (a) will constitute a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller;

      (b) will, to the Best of Seller's Knowledge, result in the violation by Seller of any applicable law, order, rule or regulation or decree of any governmental or quasi-governmental authority; or

      (c) will constitute a breach of or default under (or an event that, with giving of notice or passage of time or both, would constitute a breach of or default under), or will result in the termination of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon the Subject Property under any material contract, instrument or agreement to which Seller is a party or by which Seller or any of its assets is bound.

5.5 No Consent Required. Except as may be required by the HSR Act or by the Connecticut Commissioner of Environmental Protection under Section 22a-134 of the Connecticut General Statutes, no approval, notification, permits, licenses, authorization, or other action by, to or from, or filing

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with, any Governmental Authority or any third party is required in connection with the execution, delivery, and performance by Seller of this Agreement.

5.6 Governmental/Regulatory Notices/Judicial Actions.

      (a) To the Best of Seller's Knowledge there are no material violations of or instances of noncompliance with any laws, rules, regulations, ordinances, orders, judgments and decrees applicable to Seller's ownership, use, and operation of the Subject Property or the condition thereof;

      (b) There are no pending, or to the Best of Seller's Knowledge threatened, claims, actions, suits, proceedings, or investigations by or before any court or Governmental Authority against Seller with respect to its interest in the Subject Property or the use or operations thereof;

      (c) There are no judgments, orders, writs or injunctions of any Governmental Authority presently in effect against Seller with respect to its interest in the Subject Property; and

      (d) There are no pending condemnation or similar proceedings affecting the Subject Property or any portion thereof or, to the Best of Seller's Knowledge, any such action presently threatened against all or any portion of the Subject Property.

      (e) With respect to that certain Terminalling Agreement, Contract No. E-533, between Motiva Enterprises, L.L.C. ("Motiva") and Seller (the "Terminalling Agreement"), Seller believed and continues to believe: (1) that it had the contractual right, under the terms of the Terminalling Agreement, to terminate such Terminalling Agreement upon its determination of a material breach thereof by Motiva; (2) that Seller made the determination that Motiva was in material breach of the Terminalling Agreement; and (3) that based upon its determination of Motiva's material breach of the Terminalling Agreement, Seller terminated that agreement.

5.7 Permits, Licenses and Authorizations. All permits, licenses, and authorizations required for Seller to own and/or operate the Subject Property in all material respects in the manner and in the areas in which the Subject Property is presently being used or operated, which such permits, licenses and authorizations include, without limitation, all permits, licenses agreements, leases, prescriptive rights and/or any other contracts or permits, whether known or unknown, which provide for or affect the rights and permission to utilize the Subject Property ("Assigned Permits") (a) have been granted by the appropriate Governmental Authority, (b) are valid and in full force and effect, and (c) copies thereof have been provided, or within five (5) days after execution of this Agreement will be made available, to Buyer.

5.8 Taxes. All returns required to be filed pursuant to federal, state or local laws with respect to the ownership and/or operation of the Subject Property have been or will be timely filed, and all taxes (other than income taxes), including any interest, penalties or additions attributable thereto, imposed or assessed, whether federal, state or local, on the Subject Property which would result in a lien attaching to the Subject Property if not paid, have been or will be timely paid. Furthermore, no tax returns covered by this Section are now under audit or investigation by any taxing authority, and no suits or other judicial or administrative proceedings or claims are pending or to the Best of Seller's Knowledge threatened with respect to any tax return covered by this Section 5.8.

5.9 Contracts. Within five (5) days after execution of this Agreement, Seller shall make available to Buyer true and complete copies of all contracts, agreements and instruments or other legally enforceable obligations affecting or related to the Subject Property and all amendments or modifications thereof. Each contract listed on Exhibit C ("Assigned Contracts") is in full force and effect and is valid and enforceable in accordance with its terms. There have been no claims or causes of action which gives rise to a right of offset by any party under the Assigned Contracts for monies owed by Seller. Seller is not in violation, breach or default under the Assigned Contracts nor is any other party to the Assigned Contracts in violation, breach or default thereunder.

5.10 Title to Subject Property. Except for (a) any and all provisions of any ordinance, municipal regulation, or public law; (b) any declarations, restrictions, covenants and easements of record which do not interfere with or prohibit the use of the Property for Products receipt, storage, terminalling and delivery; or (c) any lien for property taxes and governmental assessments that are not yet due and payable, Seller currently owns and shall deliver to Buyer at Closing good and marketable title to the Subject Property free and clear of all liens, charges, mortgages, security interests, pledges or other encumbrances of any nature whatsoever.

5.11 Insurance. There are no occurrences and/or incidents that have been reported as a claim or potential claim nor are there any ongoing, open and/or outstanding claims against Seller's insurance on its ownership interest in the Subject Property.

5.12 Foreign Person. Seller is not a "foreign person" as defined in Section 1445 of the Code and the regulations promulgated thereunder.

5.13 Environmental Matters.

      (a) Seller's ownership, use and operation of the Subject Property are in compliance with all applicable Environmental Laws and Seller has not received written notice from any Governmental Authority asserting any act of non-compliance;

      (b) There is no suit, action, claim, arbitration, administrative or legal proceeding or governmental investigation concerning Environmental Laws pending or to the Best of Seller's Knowledge threatened against or related to the Subject Property;

      (c) Seller has not received any written request for information, or been notified that it may be or is a potentially responsible party under CERCLA or any similar State law with respect to the Subject Property;

      (d) Seller has not entered into or agreed to any consent decree or order, and is not subject to any judgment, decree, judicial order or administrative proceeding relating to compliance with any Environmental Law with respect to the Subject Property;

      (e) There have been no reportable Releases and there exists no threat of Release (i) by the Seller or (ii) by any other person or entity at, on, in, under, over or in any way affecting the Subject Property;

      (f) All off-site disposal of Hazardous Materials has, to the Best of Seller's Knowledge, occurred in compliance with applicable Environmental Law;

      (g) No remediation projects are in the process of being performed at the Subject Property;

      (h) Seller has provided Buyer copies of all environmental permits, including, without limitation, all permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively referred to herein as the "Environmental Permits") in effect with respect to the Subject Property on the date of this Agreement. Seller has not received any written notice of any noncompliance relating to any of the Environmental Permits. All Environmental Permits are valid and in full force and effect and Seller is in compliance therewith;

      (i) The Subject Property has not been used to produce, manufacture, process, generate, store, use, handle, recycle, treat, dispose of, manage, ship or transport Hazardous Materials, other than as customary in the normal course of the operation of the Subject Property and in compliance with Environmental Laws;

      (j) There is not presently located at, in, or beneath the Subject Property
(1) any polychlorinated biphenyl ("PCBs") regulated under the Toxic Substances Control Act used in hydraulic oils, transformers or other equipment, or (2) friable asbestos containing material that is in need of removal, repair or encapsulation;

      (k) Seller has made available to Buyer copies of all internally prepared or commissioned environmental studies, assessments and reports which relate to the Subject Property and/or Seller's compliance with Environmental Laws with respect to the Subject Property;

      (l) There are no underground storage tanks which are subject to regulation under the underground storage tank regulations issued pursuant to the federal Resource Conservation and Recovery Act or comparable state law, located at, on or in the Subject Property; and

      (m) Seller has not received any written complaint from any person or entity claiming property damage or personal injury caused by some act of non-compliance with Environmental Laws relating to the use or operation of the Subject Property.

5.14 Preferential Purchase Rights. There are no preferential purchase rights, options, or other rights held by any person or entity not a party to this Agreement to purchase or acquire any interest in the Subject Property, in whole or in part, as a result of the transactions contemplated by this Agreement.

5.15 Records. All records and documents relating to the operation and maintenance of the Subject Property furnished to Buyer were prepared and maintained in the ordinary course of business, and, to the Best of Seller's Knowledge, are complete and accurate in all material respects.

5.16 Brokers. Seller represents and warrants it has not retained any brokers with respect to this Agreement and agrees to indemnify Buyer against any claim by any Person for any commission, brokerage, finder's fee or any other payment based upon any agreement or understanding between such Person and Seller.

5.17 Seller-Retained Liabilities and Obligations. All Claims, as defined in
Section 11.2 hereof, (other than environmental-related Claims governed by Section 11.4 of this Agreement) relating to or affecting the Subject Property or its ownership, possession or use and arising out of, resulting from or relating to events, matters, occurrences or conditions arising, existing or occurring on or before Closing shall be retained by Seller at Closing. Without limitation of the foregoing, such Seller-Retained Claims and matters to be retained after Closing by Seller shall include the Accounts Receivables and Payables governed by Section 7.3 of this Agreement.

                                    ARTICLE 6
                            REPRESENTATIONS OF BUYER

      Subject to the following: The execution, delivery and performance of this Agreement shall be subject to the reserved power of Buyer's Board of Directors to determine, prior to Closing, whether or not to approve and authorize this Agreement. Such approval, if given, shall, at the time of Closing, constitute the due and valid authorization by the Buyer's Board of Directors of the execution, delivery and performance of this Agreement, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

6.1 Organization and Good Standing. Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2 Authority. This Agreement has been duly executed and delivered by Buyer. Buyer has the full corporate power and authority to enter into this Agreement, to make the representations, warranties, covenants and agreements, and to consummate the transactions herein contemplated.

6.3 Legally Binding. This Agreement and each of the documents described herein to be executed by Buyer constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforceability of creditors' rights in general, and to moratorium laws from time to time in effect. The enforceability of Buyer's obligations under this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.4 No Violation or Breach Resulting from this Transaction. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby:

      (a) will constitute a violation or breach by Buyer of any judgment, order, writ, injunction or decree issued against or imposed upon Buyer;

      (b) will, to the Best of Buyer's Knowledge result in the violation by Buyer of any applicable law, order, rule or regulation or decree of any governmental or quasi-governmental authority; or

      (c) will constitute a breach of or default under (or an event that, with giving of notice or passage of time or both, would constitute a breach of or default under), or will result in the termination of, or accelerate the performance required by, any material contract, instrument or agreement to which Buyer is a party or by which Buyer or any of its assets is bound.

6.5 Brokers. Buyer represents and warrants it has not retained any brokers with respect to this Agreement and agrees to indemnify Seller against any claim by any Person for any commission, brokerage, finder's fee or any other payment based upon any agreement or understanding between such Person and Buyer.

6.6 No Consent Required. Except as may be required by the HSR Act or by the Connecticut Commissioner of Environmental Protection under Section 22a-134 of the Connecticut General Statutes, no approval, notification, permits, licenses, authorization, or other action by, to or from, or filing with, any Governmental Authority or any third party is required in connection with the execution, delivery, and performance by Buyer of this Agreement.

6.7 Buyer-Assumed Liabilities and Obligations. All Claims relating to or affecting the Subject Property or its ownership, possession or use and arising out of, resulting from or relating to events, matters, occurrences or conditions arising or occurring after Closing shall be assumed by Buyer at Closing (including all environmental-related matters governed by Seller's representations and warranties set forth in Sections 5.13(a) - (i), (k) and (m) of this Agreement). Without limitation of the foregoing, such Buyer-Assumed Claims would include the obligations arising under Contracts and Permits after the time of the Closing.

                                    ARTICLE 7
                 OTHER AGREEMENTS AND OBLIGATIONS OF THE PARTIES

7.1 Conduct of Business Pending Closing.

      7.1.1 From the date of execution of this Agreement to and including the Closing Date, Seller shall:

            (a) conduct the business of the Subject Property in the ordinary course consistent with past practices;

            (b) maintain the Subject Property in good repair, order and condition consistent with past practice, subject only to normal wear and tear;

            (c) operate the Subject Property in compliance in all material respects with all statutes, laws, ordinances, rules, regulations and orders applicable to the Subject Property;

            (d) maintain records relating to the Subject Property consistent with past practice; and

            (e) continue in full force and effect the insurance currently maintained by Seller on the Subject Property with substantially the same form and with the same limits and deductibles as presently maintained by Seller.

      7.1.2 Without limiting the generality of Sections 7.1.1, except as expressly provided in this Agreement, from the date hereof to and including the Closing Date, Seller shall not:

            (a) sell, transfer, encumber or otherwise dispose of any of its interest in the Subject Property;

            (b) enter into any agreements, commitments or contracts affecting the Subject Property other than agreements in the ordinary course of business or in accordance with past practices, and in no event for any term in excess of thirty (30) days following the Closing Date, or terminate, amend or modify any of the Assigned Contracts;

            (c) settle any pending judicial or administrative litigation or claim applicable to the Subject Property except for settlements which do not impose any obligation on the Subject Property or the use or operation of the Subject Property which extends beyond the Closing Date; or

            (d) make any material changes to the physical characteristics of the Subject Property.

7.2 Transfer of Custody of Products.

      (a) It is understood by the Parties that Seller will have, as of the Closing Date, custody of an inventory of Products at the Subject Property. The Products are not the property of Seller, but are the property of Seller's customers. The Products are specifically excluded from this sale, except as to the transfer of their custody from Seller to Buyer. On the Closing Date, the quality of the Products shall be in compliance with Seller's existing product specifications, Seller will transfer custody of the Products to Buyer, and Buyer will issue to Seller the necessary documentation to acknowledge receipt of the Products upon Buyer's verification and acceptance of both the physical and book Products inventory. Buyer agrees that on the Closing Date it will assume from Seller the obligations relating to the storage, handling, terminalling and delivery of the Products insofar and only insofar as those obligations arise after the Closing.

      (b) Seller shall close the Subject Property to all receipts and deliveries of Product at 11:30 p.m. on the day prior to the Closing Date. The Parties, or their qualified representatives, shall jointly gauge or cause to be gauged by an independent firm and identify, calculate or measure all contents located in above-ground storage tanks at the Subject Property that are active to the truck rack or to Buckeye Pipeline or that are scheduled for vessel receipt. After 12:01 a.m. on the Closing Date, upon completion of such gauging, receipts and deliveries will be restarted. Beginning at 8:00 a.m. on the Closing Date, the Parties will gauge (1) the remaining inactive above-ground storage tanks at the Subject Property, and (2) the line fill at the Subject Property. The calculation of the Products shall be recorded using the following categories of items: (A) all volumes of bottom sediment and water ("BS&W") as measured by hand gauge lines, (B) all volumes of Products in storage tanks as measured by hand gauge lines, and (C) all volumes of Products in pipelines at the Subject Property. The volumes of Products measured shall be adjusted to 60 degrees Fahrenheit and, as indicated by the separate measurement of BS&W, shall exclude any water. The representatives of the Parties shall agree on a final inventory volume for each Product. Seller and Buyer shall equally share the costs for such measurement by an independent firm, if any.

      (c) Within five (5) days after Closing, Seller shall request, and shall use reasonable commercial efforts to obtain, a certificate from each customer certifying as of the time of Closing: (1) that there is no default of Seller under any terminalling, storage or similar agreement involving the Subject Property, and that Seller has fully performed under the same, (2) a statement of the customer's inventory at the Subject Property, excluding BS&W and adjusted to 60 degrees Fahrenheit (which statement shall reflect the settlement of any overages or underages therein), and (3) a statement of any amounts paid or payable to Seller in advance for services to be rendered under such agreement after Closing, the total dollar amount of which shall be paid to Buyer by Seller at Closing.

      (d) At Closing, Seller shall transfer custody of the Products to Buyer and shall transfer title to and custody of the BS&W to Buyer.

7.3 Accounts Receivables and Payables. All of the accounts receivable due to and accounts payable owed by Seller from and to third parties arising during its ownership of the Subject Property through the Closing Date shall be retained by Seller.

7.4 Public Announcements. Except as required by applicable law or the applicable rules and regulations of any governmental agency or stock exchange, neither Seller nor Buyer shall make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form, content and duration by both Parties, which approval shall not be unreasonably withheld; provided, however, the Parties shall have no such obligation following the Closing of the transaction contemplated herein.

7.5 Third Party Negotiations. Seller will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other party relating to the sale, lease or other disposition of the Subject Property, in whole or in part, whether through direct purchase, merger, consolidation or business combination; provided, however, Seller shall have no such continuing obligation in the event this Agreement is terminated by either Party pursuant to its terms and conditions.

7.6 Reasonable Efforts and Further Negotiations. Each of the Parties will use its respective reasonable efforts to (a) cause to be fulfilled and satisfied all of the conditions to the Closing and (b) cause to be performed all of the matters required of it at or prior to the Closing. Without limitation of the foregoing, the Parties agree to use their reasonable respective efforts to obtain the approvals, required from their respective shareholders and Boards and to which this transaction is made subject in Articles 5 and 6, at least five (5) days before Closing. The Parties agree to negotiate the form and content of any documents required to be delivered at the Closing, or otherwise required to effect the transactions contemplated hereby, in good faith, taking into consideration the intents and purposes of this Agreement and terms and conditions normally and reasonably found in transactions of similar form and magnitude.

7.7 Seller Disclosure Schedule. From the date of this Agreement to the Closing Date, Seller shall have the continuing obligation to promptly supplement or amend the Disclosure Schedule, being delivered concurrently with the execution of this Agreement and attached hereto, with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule.

7.8 Confidentiality. This Agreement and any and all information, whether oral or written, exchanged between the Parties relating to the transaction contemplated herein, is subject to that certain Nondisclosure Agreement executed by the Parties, dated August 23, 1999. If this Agreement and the transactions provided for herein shall be terminated or abandoned for any reason whatsoever, each party shall return to the other parties any and all proprietary, confidential and secret information and data furnished to such party in connection herewith and hold in confidence its knowledge of any and all such proprietary, confidential and secret information or data and not disclose or publish the same directly or indirectly (a) without the prior written consent of such other party or (b) until the same has been theretofore publicly disclosed by such other party or otherwise cease to be secret or confidential as evidenced by general public knowledge; provided, however, that each party shall have the right to disclose such information, without consent to the extent that (x) such party is required by applicable law to do so, or (y) such disclosure is required in connection with litigation pertinent to such information. The foregoing provisions are intended to supplement and not supersede any existing confidentiality agreement between the Parties.

7.9 Buyer shall, without limitation of other provisions of this Agreement, assume all obligations, liabilities, duties and responsibilities imposed by or arising from the Connecticut Transfer Act, Conn. Gen. Statutes Section 22a-134 et seq., as amended (the "Transfer Act") with respect to transfer of the Subject Property. The Buyer shall be designated and shall serve as the "certifying party," as defined by the Transfer Act, for the Subject Property. The Buyer shall prepare and execute the Transfer Act Form IIs and Environmental Condition Assessment Forms at the time of Closing, in the manner required to be designated as such certifying party. The Buyer shall pay all fees, costs and expenses associated with the obligations, liabilities, duties and responsibilities imposed by or arising from the Transfer Act.

                                    ARTICLE 8
                       CONDITIONS TO OBLIGATIONS OF SELLER

      The obligations of Seller to effect the transactions contemplated by this Agreement on the Closing Date shall be subject to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Article 8 (unless waived, in whole or in part, in writing by Seller).

8.1 Representation and Warranties True. The representations and warranties made by Buyer as set forth in Article 6 of this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date as though such representations and warranties were made at and as of such date.

8.2 Performance of Obligations. Buyer shall have performed, observed and complied with, in all material respects, all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including Buyer's obligations hereunder to make payment of the Purchase Price.

8.3 Litigation. No action or proceeding shall be pending or threatened against Seller or Buyer in any arbitration proceeding or court of law or by any Governmental Authority on the Closing Date, wherein an unfavorable judgment, decree or order could prevent, make unlawful or materially affect the consummation of the transactions contemplated by this Agreement.

8.4 Documents and Deliveries. All instruments and documents required on Buyer's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Seller and shall be in form and substance consistent with the requirements herein.

8.5. Legal Requirements. All Legal Requirements shall have been compiled with, in all material respects.

8.6 Corporate Approvals. Seller shall have obtained all necessary approvals from its shareholders and Board of Directors.

8.7 Schedules. The Parties shall have reached agreement on final Exhibits and Schedules to this Agreement in accordance with Section 3.3.

                                    ARTICLE 9
                       CONDITIONS TO OBLIGATIONS OF BUYER

      The obligations of Buyer to effect the transactions contemplated by this Agreement on the Closing Date shall be subject to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Article 9, unless waived, in whole or in part, in writing by Buyer.

9.1 Representation and Warranties True. The representations and warranties made by Seller as set forth in Article 5 of this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date as though such representations and warranties were made at and as of such date without giving effect to any update to Seller's Disclosure Schedule; provided, however, that the representations and warranties set forth in Section 5.13 shall be deemed to be true and correct for purposes of this Article 9 unless Buyer reasonably determines that there is a catastrophic environmental condition on, in or related to the Subject Property.

9.2 Performance of Obligations. Seller shall have performed, observed and complied with, in all material respects, all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

9.3 Litigation. No action or proceeding shall be pending or threatened against Seller or Buyer in any arbitration proceeding court of law or by any administrative or governmental agency on the Closing Date, wherein an unfavorable judgment, decree or order could prevent, make unlawful or materially affect the consummation of the transactions contemplated by this Agreement.

9.4 Absence of Certain Changes. There shall not have occurred any act or omission constituting a violation of any Environmental Law, rule or regulation of any Governmental Authority between the date of this Agreement and the Closing Date or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, which in either case could materially adversely affect the normal utilization and operations of the Subject Property. No material adverse changes in the facilities comprising the Subject Property or in business thereof shall have occurred on or after June 26, 2000.

9.5 Documents and Deliveries. All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

9.6 Title Insurance Policy. The Title Company shall have committed to issue to Buyer at Closing, an extended coverage ALTA owner's policy of title insurance upon payment by Buyer of its regularly scheduled premium, insuring marketable fee title to the Land in Buyer in the amount equal to the Purchase Price, as set forth in Section 2.2, subject only to the printed provisions of such policy and such other title matters accepted by Buyer pursuant to Section 4.3.2.

9.7 Due Diligence Review. Buyer shall have completed, to Buyer's reasonable satisfaction, a due diligence investigation of the Subject Property, including without limitation, a physical inspection of the Subject Property and a review of any and all documents and other writings related to or affecting the Subject Property.

9.8 Preferential Purchase Rights. Seller has provided written notice of this Agreement to those Persons set forth on the Disclosure Schedule pursuant to and in accordance with the terms of the governing documents and either (i) such Persons have notified Seller of their intent to either waive or not to exercise their preferential rights with respect to this Agreement, or (ii) said preferential rights of first refusal have expired pursuant to the terms of the governing documents.

9.9. Legal Requirements. All Legal Requirements shall have been compiled with, in all material respects.

9.10 Corporate Approvals. Buyer shall have obtained all necessary approvals from its shareholders and Board of Directors.

9.11 Additional Agreements. Buyer shall have executed and/or delivered all other documents and agreements necessary to effectuate the transaction set forth in this Agreement.

9.12 Schedules. The Parties shall have reached agreement on final Exhibits and Schedules to this Agreement in accordance with Section 3.3.

                                   ARTICLE 10
                         LOSS BY CASUALTY; CONDEMNATION

10.1 Risk of Loss. Risk of loss of or damage to the Subject Property shall be borne by Seller until the Closing Date; thereafter, Buyer shall bear the risk of loss or damage. Seller shall promptly notify Buyer of any casualty to the Subject Property, any condemnation proceeding commenced or threatened, or the exercise of any preferential right to purchase any of the Subject Property prior to the Closing. In the event of any such casualty, condemnation proceeding or exercise of preferential rights, Buyer shall elect in writing to either (a) purchase the Subject Property under the terms and conditions set forth herein with a reduction to Purchase Price as agreed upon by Buyer and Seller before Buyer makes this election, or (b) terminate this Agreement, in which event, except as otherwise provided herein, neither Party shall have any further rights or obligations hereunder.

                                   ARTICLE 11
                                 INDEMNIFICATION

11.1 Survival. Except for the Seller's environmental representations and warranties set forth in Sections 5.13(a) - (i), (k) and (m), which such representations and warranties shall terminate upon Closing, and as expressly provided in Section 11.4(b), the representations, warranties, covenants and obligations of the Parties under this Agreement shall survive the Closing for a period of three (3) years ("Survival Period"); provided, however, that any bona fide claim relating thereto (a) is asserted in writing to the other Party specifying in reasonable detail the specific nature of the Claim and the estimated amount of such Claim ("Claim Notice"), and (b) shall, if delivered in accordance with Section 11.7 during the Survival Period, with respect only to such Claim, survive the Survival Period.

11.2 Indemnification by Seller.

      (a) Except as otherwise provided in this Article or in this Section, Seller shall indemnify, defend, protect and hold harmless Buyer, its Affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (collectively, the "Buyer Indemnitees") from and against any and all claims, disputes, demands, actions or causes of action, arbitration proceedings, assessments, judgments, damages, losses, expenditures, costs, expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, and reasonable consultants' fees, expenses and court costs incurred in connection therewith and all reasonable costs and expenses of investigating and defending any Claim) obligations, and liabilities of every type and nature whatsoever (collectively, "Claims") suffered or incurred by Buyer in consequence of such Claims arising from or relating to:

            (1) any inaccuracy in or breach by Seller of any representation or warranty of Seller set forth in this Agreement, including those set forth in Sections 5.13(j) and 5.13(l) but specifically excluding those set forth in the other sections of Section 5.13 hereof;

            (2) the Subject Property and arising from or with respect to events occurring or conditions existing prior to the Closing Date; provided, however, that this Section 11.2 shall not apply, with respect to Claims arising out of matters relating to pollution or protection of the environment other than those arising with respect to Sections 5.13(j) and
      (1), but only to the extent set forth in Section 11.2(a)(1) above; or

            (3) any noncompliance by Seller with any laws applying to transfers by a Seller of all or substantially all of its assets that may be applicable to the transaction contemplated by this Agreement.

11.3 Indemnification by Buyer. Except as otherwise provided in Article 11.4, Buyer shall indemnify, defend, protect and hold harmless Seller, its parent, Affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (collectively, the "Seller Indemnitees") from and against any and all Claims suffered or incurred by Seller in consequence of such Claims arising from or relating to:

      (a) any inaccuracy in or breach by Buyer of any representation or warranty of Buyer set forth in this Agreement; or

      (b) Buyer's ownership or operation of the Subject Property that relates to the period of time from and after the Closing Date.

11.4 Environmental Indemnification.

      (a) Buyer Indemnification. Subject to the terms of this Article, Buyer agrees to indemnify, defend, protect and hold harmless Seller Indemnitees from and against any and all Claims suffered or incurred by Seller Indemnitees in consequence of such Claims arising out of, relating to, or resulting from environmental conditions of the Subject Property (whether occurring before or after the Closing Date) except for such Claims as arise from or relate to any inaccuracy in or breach by Seller of its representations and warranties set forth in Sections 5.13(j) and (l);

      (b) The Buyer's environmental indemnity obligations arising pursuant to this Agreement shall survive beyond the three-year period established under
Section 11.1.

      (c) Exclusivity. Sections 11.4 and 11.3 set forth the Parties' entire agreement as to environmental matters and shall supersede and control over any other term and provision in this Agreement.

11.5 Limitation on Liability.

      (a) Neither party hereto shall have any liability for Claims pursuant to this Article 11 unless a Claim Notice has been delivered to the other Party as required by Section 11.1 within the applicable Survival Period.

      (b) Notwithstanding the provisions of Sections 11.3 and 11.4 above, neither the Buyer nor the Seller shall be entitled to receive indemnification under this Agreement for a Claim relating to a breach of a representation or warranty contained herein until the aggregate amount of indemnification Claims they shall have asserted hereunder shall exceed Fifty Thousand dollars ($50,000); provided that if the Purchaser or the Seller shall successfully assert Claims for indemnification hereunder in excess of Fifty Thousand dollars ($50,000) in the aggregate they shall be entitled to receive indemnification for the amount of the indemnity Claims in excess such Fifty Thousand dollar ($50,000) "deductible".

      (c) The Parties hereto agree to waive any rights to special, incidental, consequential, indirect or punitive damages, including, without limitation, loss of profits, resulting from any Claim. However, this waiver shall not apply to such damages incurred by third parties for which either party is obligated to indemnify the other hereunder.

11.6 Cooperation by Buyer and Seller. Buyer and Seller shall cooperate fully with one another in connection with any matters covered by the indemnity obligations under this Agreement. Such cooperation shall include, without limitation, providing the other Party with reasonable access to files, properties and personnel and advance notification of any meeting or communications with any third parties which could reasonably be expected to affect the rights or obligations of the other Party under this Agreement.

11.7 Notice of Asserted Liability; Opportunity to Defend. All Claims under
Article 11 shall be asserted and resolved pursuant to this Section 11.7. Any person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party".

      (a) Third Party Claims. In the event that any Claims are asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Claims if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the Claims is not prejudiced. The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice ("Notice Period") to notify the Indemnified Party (a) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claims and/or (b) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claims, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Claims that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party Claims, or any cross-complaint against any person. No claim may be settled or otherwise compromised in a manner that imposes any obligation or liability on the Indemnifying Party without the prior written consent of the Indemnifying Party provided that a reasonable defense(s) to such third party claim exists.

      (b) Other Claims. A claim for indemnification for any matter not involving a third party claim may be asserted by delivery of a Claim Notice to the party from whom indemnification is sought. The Indemnified Party shall with reasonable promptness provide to the Indemnifying Party such Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claims if the Indemnified Party fails to provide notice to the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to address the subject of the indemnification is not prejudiced.

11.8 Exclusive Remedy. Except as otherwise expressly provided herein, as between the Buyer and Seller, the rights and obligations set forth in this Article 11 will be the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement, and the transactions provided for herein or contemplated hereby or thereby. It being understood and agreed between Seller and Buyer that all other rights and obligations between Seller on the one hand and the Buyer on the other hand shall be governed by this Agreement.

                                   ARTICLE 12
                   DISCLAIMER OF CONDITION OF SUBJECT PROPERTY

      EXCEPT AS PROVIDED IN ARTICLE 5, SELLER FURTHER DISCLAIMS, AND BUYER HEREBY WAIVES, ALL WARRANTIES AND REPRESENTATIONS (WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESCRIPTION, CONDITIONS, DESIGN OR OTHERWISE, WITH RESPECT TO THE SUBJECT PROPERTY.

                                   ARTICLE 13
                                   TERMINATION

13.1 Termination. This Agreement may be terminated:

      (a) by Buyer, if a breach of this Agreement has been committed by Seller and such breach is not de minimis and has not been waived;

      (b) by Seller, if a breach of this Agreement has been committed by Buyer and such breach is not de minimis and has not been waived;

      (c) by Buyer, if any of the conditions in Article 9 have not been satisfied as of October 31, 2000; or if satisfaction of such a conditions or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before October 31, 2000;

      (d) by Seller, if any of the conditions in Article 8 have not been satisfied as of October 31, 2000; or if satisfaction of such a conditions or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before October 31, 2000; or

      (e) by mutual consent of Buyer and Seller.

13.2. Termination Obligations. If this Agreement is terminated pursuant to
Section 13.1 (a), all further obligations of the Parties under this Agreement will terminate, except that the obligations in Section 5.16, 6.5 and 7.8 will survive; provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, then the terminating Party's right to seek damages subject to Section 11.5 will survive such termination unimpaired.

                                   SECTION 14
                                  MISCELLANEOUS

14.1 Notices. All notices or correspondence required or permissions to be given hereunder shall be in writing. Notices may be given in person, or may be sent by nationally recognized overnight courier, registered or certified mail (postage prepaid and return receipt requested) or facsimile with written confirmation to the party to be notified at the following address:

      If to Seller:     Wyatt Energy, Incorporated
                        c/o S.N. Phelps & Co.
                        55 Railroad Avenue
                        Greenwich, CT 06830
                        Attn: Chairman
                        Fax #: 203-622-4058

      With a copy to:   Richard E. Wallach
                        Stutzman & Bromberg, P.C.
                        2323 Bryan Street, Suite 2200
                        Dallas, TX 75201
                        Fax #: 214-969-4999

      If to Buyer:      Williams Energy Ventures, Inc.
                        P.O. Box 3448, Mail Drop 720-A
                        One Williams Center (74172)
                        Tulsa, Oklahoma 74101
                        Attn: Jay Wiese - Director, Terminal
                              Services & Development
                        Fax #: 918-573-6865

or such other address as may be designated by notice to the other party. Notices shall be deemed given when received by the party to be notified; provided, however, that notices received after 5:00 p.m. or on a non-business day shall be deemed to be given the following business day.

14.2 Expenses. Except as otherwise provided herein, each party hereto shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated herein. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

14.3 Further Assurances. Buyer and Seller shall upon request execute and deliver or cause to be executed and delivered all documents, conveyances, deeds, assignments, or other instruments or further assurance, and shall do or cause to be done any acts or things as may be reasonably necessary or advisable to implement and give full effect to the provisions of this Agreement.

14.4 Waiver. Except as otherwise provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced.

14.5 Parties in Interest. Except as otherwise provided herein, nothing in this Agreement expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

14.6 Assignability. This Agreement shall not be assigned in whole or in part by either Party except upon the prior written consent of the other Party; provided, however, that the preceding requirement for consent shall not apply to Buyer if Buyer assigns this Agreement, in whole or in part, to one or more of its Affiliates. In the later case, Buyer shall give Seller prompt notice of such assignment. No assignment hereunder shall effect a novation; the assignor shall, following such assignment, remain liable for its obligations arising hereunder.

14.7 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns.

14.8 Amendments. This Agreement may only be amended or modified by a written instrument executed by the duly authorized representatives of both Seller and Buyer.

14.9 Headings. The article and section headings contained herein are for convenience only and shall not in any way affect the meaning, construction or interpretation of this Agreement.

14.10 Partial Invalidity. In the event any provision or portion of a provision hereof is held to be invalid, void, or unenforceable, such holding shall not affect the remaining portion of that provision or any other provision hereof.

14.11 Interpretation. This Agreement is the product of negotiations during which all Parties have had an opportunity to make alterations, changes, and deletions to the text and have, in fact, made such alterations, deletions, and additions. This Agreement should be read as if drafted equally by all concerned with no presumption or penalty attached to any party for its particular role in producing any preliminary of final draft of this Agreement.

14.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

14.13 Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED, INTERPRETED, ENFORCED, AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF, EXCEPT THAT CONNECTICUT LAW

WILL GOVERN WITH RESPECT TO THE QUALITY OF TITLE TO AND THE CONVEYANCING OF THE LAND.

14.14 Dispute Resolution. In relation to any dispute resolution, legal action, or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("Proceedings"), each Party irrevocably agrees to conduct such Proceedings in New Haven, Connecticut and submits to the exclusive jurisdiction of the courts in New Haven, Connecticut and waives any objection to Proceedings in such courts on the grounds of jurisdiction or venue or on the grounds that the Proceedings have been brought in an inconvenient forum. The prevailing Party in any such Proceedings (specifically excluding the dispute resolution proceedings described in the following paragraph) shall be entitled to recover its reasonable attorneys' fees and other fees and expenses from the other Party.

      The Parties agree that all claims, controversies and disputes arising out of or relating to this Agreement, or to the breach, termination, interpretation or validity thereof ("Disputes"), shall be handled as follows: The Party initiating the Dispute shall first give notice of the Dispute to the other Party. If the Dispute involves the amount of an invoice or portion thereof, Buyer shall pay all undisputed amounts and give notice of the Dispute within fourteen (14) days of receipt of such invoice and stating the reasons for the disputed amount. Representative of each Party, having authority to settle the Dispute then shall meet in New Haven, Connecticut and endeavor in good faith to resolve the Dispute. If such representatives fail to meet or are unable to resolve the Dispute within thirty (30) days after the notice from the Party initiating the Dispute, such Dispute shall be settled by binding arbitration in accordance with the CPR Institute for Dispute Resolution ("CPR") Rules for Non-Administered Arbitration in effect on the date of this Agreement by a sole arbitrator agreed to by the Parties. However, if the Parties cannot agree upon the arbitrator, such arbitrator shall be an arbitrator recommended by the CPR Institute for Dispute Resolution from the CPR Panel of Distinguished Neutrals. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Except as the Parties may otherwise agree, the place of the arbitration will be New Haven, Connecticut. The arbitrator shall not be empowered to award damages (a) which exceed the liability limitations set forth in Section 11.5(b) or (b) in excess of compensatory damages except to the extent such excess damages would be recoverable under the indemnity obligations herein of the Party liable therefor.

14.15 Entire Agreement. This Agreement, together with the Exhibits and Schedules attached hereto, embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating thereto, written and oral, including, but not limited to, prior drafts of this Agreement.

      IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement by their respective, duly authorized representatives as of the date first above written.

SELLER:                                         BUYER:

WYATT ENERGY, INCORPORATED                      WILLIAMS ENERGY VENTURES, INC.



By: /s/  Stanford N. Phelps                     By: /s/ Michael Mears
    ---------------------------------               ----------------------------
Title:   Chairman                               Title:  Vice President
       ------------------------------                  -------------------------
Date:    8/1/00                                 Date:   7/31/00
       ------------------------------                  -------------------------



WYCO NEW HAVEN, INC.

By: /s/ Stanford N. Phelps
    ---------------------------------

Title:   Chairman
       ------------------------------
Date:    8/1/00
       ------------------------------


WYM CORP.

By: /s/ Stanford N. Phelps
    ---------------------------------

Title:   Chairman
       ------------------------------
Date:    8/1/00
       ------------------------------

                               AMENDMENT NO. 1 TO
                        ASSET PURCHASE AND SALE AGREEMENT

      This Amendment No. 1 to the Purchase and Sale Agreement ("Amendment") is made and entered into as of August 31, 2000, by and among Wyatt Energy, Incorporated, a Delaware corporation, Wyco New Haven, Inc., a Delaware corporation, and WYM Corp., a Delaware corporation (collectively, "Seller"), and Williams Energy Ventures, Inc. a Delaware corporation ("Buyer") sometimes referred to herein collectively as "Parties" or individually as "Party."

                                   Witnesseth

      WHEREAS, Seller and Buyer have entered into a Purchase and Sale Agreement, dated as of July 31, 2000 ("Agreement"), relating to the sale of certain petroleum products facilities in and around New Haven and Hamden, Connecticut; and

      WHEREAS, Seller and Buyer desire to amend the Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and promises contained herein, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Definitions. All capitalized terms used in this Amendment have the same meaning as set forth in the Agreement.

                                    ARTICLE 2

                                    SCHEDULES

2.1 Schedules. The Exhibits and Schedules required to be attached to the Agreement are attached to this Amendment.

                                    ARTICLE 3

                                   AMENDMENTS

3.1 Real Property Title. Section 4.3.2 is amended in its entirety as follows:

            4.3.2 Title Defects. Promptly, following the execution of this Agreement, Buyer shall order title commitments from the Title Company ("Title Commitments") with respect to the Land. Within ten (10) days following Buyer's receipt of the Title Commitments and within five (5) days of Buyer's receipt of any amendment to any such Title Commitment showing any new title matter, Buyer shall notify Seller in writing as to whether Buyer objects to any title matter which appears on such Title Commitments and which affects the marketability of title to the Land ("Title Defect"). Within ten (10) days following Buyer's receipt of the Title Commitments and within five (5) days of Buyer's receipt of any amendment to any such Title Commitment showing any new title matter, Buyer shall notify Seller in writing as to whether Buyer objects to any Title Defects which appear on such Title Commitments. Seller shall use its commercially reasonable efforts to remove or cure any such noticed Title Defect up to the time of Closing. If the Seller fails to cure the Title Defects to Buyer's satisfaction prior to Closing, Buyer shall have the following elections:

                  (a) accept the status of the title subject to the Title
            Defects and proceed with the performance of its obligations as set forth in this Agreement, in which case the Warranty Deeds in the form of Exhibit D will be modified to incorporate the Title Defects as exceptions to Seller's warranties thereunder;

                  (b) attempt to negotiate with the Seller to modify this
            Agreement prior to Closing in a manner providing for the elimination of that portion of the Land which is affected by the Title Defect in exchange for a suitable reduction in the Purchase Price;

                  (c) Close and treat with such Title Defects under the Title
            Defect Escrow Agreement as hereinafter set forth in this Section
            4.3.2. For purposes of this subsection (c), the Parties recognize and agree that the Land surveys which Buyer requested pursuant to
            Section 4.3.1(b) shall not have been completed and certified prior to Closing and hereby agree that the lack of such completed Land surveys will be deemed to be Title Defects to be dealt with as follows:

                        (1) Buyer shall have an additional 75 days after Closing
                  to complete the surveys. Within five business days following the delivery of the surveys to Buyer, Buyer shall deliver such surveys to the Title Company and shall, within twenty days after such delivery, notify Seller in writing of any concerns shown by the survey (which are not shown on any earlier surveys delivered to Buyer) which impair Buyer's ability to use the Land (or any commercially material portion of the Land) for use as a petroleum products facility ("Survey Concerns"), or which result in exceptions to Buyer's new Title Commitments that were not reflected in the Title Commitments issued to Buyer at Closing and which affect Buyer's use of the Land ("New Title Defects"). Upon receipt of such notice, Seller shall have 20 days to notify Buyer as to Seller's resolution, or proposed resolution, of the Survey Concerns or new title exceptions, or as to whether Seller wishes to dispute the existence of the Survey Concerns or the fact that such new exceptions constitute New Title Defects. Unless Seller disputes the existence of the Survey Concerns or the fact that such new exceptions constitute New Title Defects within the 20-day period or remediates or removes the Survey Concerns or New Title Defects within a reasonable time (not exceeding 30 days) after notifying

                  Buyer that Seller will remove or remediate the Survey Concerns or New Title Defects, Buyer may prosecute the remediation of the Survey Concerns and/or New Title Defects and shall be entitled to pay all reasonable remediation costs and all third party expenses reasonably incurred from the $500,000 deposited in the Title Defects Escrow Agreement.

                        (2) The escrow agent under the Title Defects Escrow
                  Agreement shall pay to Seller all amounts remaining in said Agreement after the earliest to occur of: (A) the issuance of a title insurance policy or policies, acceptable to Buyer, by the Title Company, as described in Section 9.6 of the Agreement, which reflect no Survey Concerns or New Title Defects or (B) the removal or remediation of the Survey Concerns and any New Title Defects, to Buyer's reasonable satisfaction or (C) the determination pursuant to an applicable dispute resolution proceeding that all or portion of the escrowed funds shall be returned to Seller.

                        (3) Seller will endeavor in good faith to provide such
                  correction or other quitclaim deeds as are reasonably required by Buyer as a consequence of such updated surveys.

3.2 Permits, Licenses and Authorizations. Section 5.7 is hereby amended as follows:

        The term "Assigned Permits" is deleted from the seventh line."

        The following sentence is added after the word "Buyer" at the end of the tenth line: "The permits, licenses and authorizations that are to be assigned to Buyer at Closing (the "Assigned Permits"), if any, are listed on Exhibit C."

3.3 Contracts. The second sentence of Section 5.9 of the Agreement is hereby amended in its entirety as follows:

        "Each contract, agreement, instrument and other obligation listed on Exhibit C is to be assigned to Seller at Closing ("Assigned Contracts"), is in full force and effect and is valid and enforceable in accordance with its terms."

3.4 Conduct of Business Pending Closing. Section 7.1.2 shall be amended by adding the phrase "Except as set forth in Section 7.1.2 of the Disclosure Statement," before the word "Without" in the first line of said Section.

3.5 Third Party Negotiations. Section 7.5 shall be amended by adding the phrase "Except as set forth in Section 7.5 of the Disclosure Statement," before the word "Seller" in the first line of said Section.

3.6 Title Insurance Policy. Section 9.6 of the Agreement is hereby amended so that the requirement of the receipt of a title insurance policy commitment as a condition to Buyer's closing is waived.

3.7 Representation Insurance. Article 9 is hereby amended by adding a new
    Section 9.13 as follows:

        "9.13 Representations and Warranties Insurance. An insurance company reasonably acceptable to Buyer shall have committed to issue to Buyer, at Closing, an insurance policy, insuring the representations and warranties of Seller under the Agreement (other than the representations and warranties of Seller set forth in Section 5.13 relating to Environmental Matters), such policy to have limits of $5,000,000, with a deductible not exceeding $100,000 and actual cost to Seller not exceeding $225,000, which shall be paid by Seller at Closing. Without limitation of Seller's indemnity obligations under this Agreement, Buyer agrees that it shall look first to its Representations and Warranties coverage with respect to any breach by Seller of Seller's representations and warranties covered under such policy, and that any amounts recovered thereunder by Buyer shall, without limitation or waiver of any subrogation rights of the Representations and Warranties insurance carrier upon its payment of a claim under such Representations and Warranties policy, reduce, on a dollar-for-dollar basis, Seller's indemnity obligation to Buyer for such breach."

3.8 Environmental Indemnification by Seller. With respect to Seller's indemnification obligations under Section 11.2 (a) arising with respect to 5.13(j) , such indemnification shall be governed by the following:

        (a) Promptly upon Closing, but in no event later than sixty (60) days following Closing, Seller shall, at its sole cost, risk and expense, begin cost-effective remediation of all known PCB contamination on the Land at the date of Closing that exceeds applicable federal and state standards and allowed levels of contamination in effect at that time. Seller shall complete such remediation within three (3) years of the date of Closing. The attainment of such level of remediation and compliance will not, however, limit Seller's indemnity obligations arising under Sections 5.13(j) or (1).

                                    ARTICLE 4

                                  MISCELLANEOUS

4.1 Governing Law. The last line of Section 14.13 shall be amended by adding "AND TO ENVIRONMENTAL MATTERS." after the words "CONVEYANCING OF LAND".

4.2 Except as expressly set forth in this Amendment, the terms and conditions of the Agreement continue in full force and effect.

                      [SIGNATURES ON THE FOLLOWING PAGE]

    IN WITNESS WHEREOF, the Parties to this Amendment have executed this Amendment by their respective, duly authorized representatives as of the date first above written.


SELLER:                                         BUYER:

WYATT ENERGY, INCORPORATED                      WILLIAMS ENERGY VENTURES, INC.


By: /s/ Fred J. Boling, Jr.                     By: /s/ Jay A. Wiese
    ---------------------------------               ----------------------------
Title:  Executive Vice President                Title: Managing Director,
       ------------------------------                  Terminal Services
                                                       -------------------------
Date:   August 31, 2000                                Date:   8/31/00
       ------------------------------                  -------------------------



WYCO NEW HAVEN, INC.

By: /s/ Fred J. Boling, Jr.
    ---------------------------------
Title:  Executive Vice President
       ------------------------------
Date:   August 31, 2000
       ------------------------------


WYM CORP.

By: /s/ Fred J. Boling, Jr.
    ---------------------------------
Title:  Executive Vice President
       ------------------------------
Date:   August 31, 2000
       ------------------------------